Exhibit 99.1
 Citizens Financial Services, Inc. Annual Meeting2018

 Why Increase Shares  Benefits to increasing authorized shares:

 Why Increase Shares  Benefits to increasing authorized shares:Flexibility to award shares

 Why Increase Shares  Benefits to increasing authorized shares:Flexibility to award sharesFlexibility to raise capital

 Why Increase Shares  Benefits to increasing authorized shares:Flexibility to award sharesFlexibility to raise capitalFlexibility for cash and stock dividends

 Why Increase Shares  Benefits to increasing authorized shares:Flexibility to award sharesFlexibility to raise capitalFlexibility for cash and stock dividendsPossible acquisition opportunities

 Why Increase Shares  Benefits to increasing authorized shares:Flexibility to award sharesFlexibility to raise capitalFlexibility for cash and stock dividendsPossible acquisition opportunitiesDiscourage persons seeking to take control

 Why Increase Shares  Benefits to increasing authorized shares:Flexibility to award sharesFlexibility to raise capitalFlexibility for cash and stock dividendsPossible acquisition opportunitiesDiscourage persons seeking to take controlWill not change number of shares outstanding

Why Increase Shares

TEAM FCCB

Benefits to increasing authorized shares:

- Flexibility to award shares
- Flexibility to raise capital
- Flexibility for cash and stock dividends
- Possible acquisition opportunities
- Discourage persons seeking to take control
- Will not change number of shares outstanding
- No specific plans for the increase

 2017 Initiatives  Opened our 2nd Lancaster County facility  Narvon facility

 2017 Initiatives  Opened our 2nd Lancaster County facilityPurchased and integrated a branch in Centre County  Dave Richards

 2017 Initiatives  Opened our 2nd Lancaster County facilityPurchased and integrated a branch in Centre CountyEstablished a cash management division

 2017 Initiatives  Opened our 2nd Lancaster County facilityPurchased and integrated a branch in Centre CountyEstablished a cash management divisionImplications of the new Tax Cuts and Jobs Act

 2017 Tactical Projects  TEAM Ag12/31/2017 ag portfolio of $286 millionRanked as one of the top 100 farm lenders by dollar volume in the nationBecame a business partner with the Pennsylvania Farm BureauLaunched our Ag Banking website

 2017 Tactical Projects  TEAM AgCredit card portfolio conversion

 2017 Tactical Projects  TEAM AgCredit card portfolio conversionEstablished a Next Generation Development TEAM

 2017 Tactical Projects  TEAM AgCredit card portfolio conversionEstablished a Next Generation Development TEAMRecruited additional TEAM members  Jami   John  Doug

 2017 Tactical Projects  TEAM AgCredit card portfolio conversionEstablished a Next Generation Development TEAMRecruited additional TEAM membersAcquired a branch in State College

 Management Team  Terry Osborne – EVP, Chief Credit OfficerMick Jones – EVP, Chief Financial Officer/ Chief Operating OfficerDave Richards – EVPJeff Carr – SVP, Chief Retail Banking OfficerBob Mosso – SVP, Wealth Management Division Manager

 Management Team  Kathleen Campbell – SVP, Marketing ManagerChris Landis – SVP, Senior Lending OfficerGreg Anna – SVP, Information Systems ManagerDoug Byers – SVP, Southcentral Regional ExecutiveDwight Rohrer – SVP, Senior LenderSean McKinney – VP, Ag Lender and TEAM Leader

 Management Team  Blaine Fessler – VP, Ag Lender and TEAM LeaderJim Rovito – VP, CRA/Fair Lending OfficerJason Landis – VP, Ag LenderGina Boor – Executive/Shareholder ServicesJeff Wilson – EVP, Chief Lending OfficerCindy Pazzaglia – SVP, Human Resources Manager

Retirements

TEAM FCCB

2018 Employee Retirements

- Cindy Estep – 35 years
- Robin Grabb – 38 years
- Debbie Johnson – 21 years
- Debi Castle – 18 years
- Kathy Telep – 2 years
- Dora Walter – 2 years
- Cindy Pazzaglia – 35 years
- Allan Reed – 37 years
- Marsha Wills – 18 years

TEAM Member  Jamie FreesHired April 24, 2017 as a Vice President, Business Development Officer6/28/1971 – 2/1/2018

 Unity Back in Community

 Unity Back in Community

   2017 Financial Performance

 Efficiency Ratio History-FCCB  Finished in the 79th percentile for 2017 compared to the UBPR peer groupFinished in the 100th percentile compared to the CZFS peer group

 Return on Equity History  Finished in the 75th percentile for 2017 compared to the UBPR peer groupFinished in the 100th percentile compared to the CZFS peer group

 Return on Assets History  Finished in the 69th percentile for 2017 compared to the UBPR peer groupFinished in the 93rd percentile compared to the CZFS peer group

 Cash Dividends Paid History  1% stock dividend paid in 2014 & 2016, and a 5% stock dividend paid in 2013 & 2017

 Industry Recognition  For the 10th consecutive year, CZFS has been named as one of the top 200 community banks.

 Industry Recognition  For the 10th consecutive year, CZFS has been named as one of the top 200 community banks.First Citizens named on the top 100 Ag Lenders list.

 Industry Recognition  For the 10th consecutive year, CZFS has been named as one of the top 200 community banks.First Citizens named on the top 100 Ag Lenders list.For the 6th consecutive year, FCCB has earned a 5-star rating.

 Industry Recognition  For the 10th consecutive year, CZFS has been named as one of the top 200 community banks.First Citizens named on the top 100 Ag Lenders list.For the 6th consecutive year, FCCB has earned a 5-star rating.Ranked #1 in small business & ag lending.

   35   4 Strategic Tenets  Community – actively supporting the well-being of communities   Customer Expectations – exceeding them at every point of contact     Financial Performance – to produce exceptional shareholder value   Growth – achieved throughrelationship and geographic expansion

     Thank you